EXHIBIT 99.1

Griffin Realty Trust, Inc. Reports
First Quarter 2022 Results

El Segundo, Calif. (May 12, 2022) - Griffin Realty Trust, Inc. ("GRT" or the "Company") announced its results for the quarter ended March 31, 2022.

Highlights for the Quarter Ended March 31, 2022
•Grew revenue 14.6% to approximately $116.2 million compared to the same quarter last year.
•Net income (loss) attributable to common stockholders of $0.2 million, compared to $(4.8) million for the same quarter last year.
•Adjusted Funds from Operations ("AFFO")1 available to common stockholders and limited partners of $0.15 per basic and diluted share.
•Collected approximately 100% of contractual rent for the quarter and the last two years.
•Portfolio economic occupancy reached 93.4% at quarter end.
•Signed one new lease totaling 18,100 square feet with a lease term of approximately 11 years, and one renewal lease totaling 6,100 square feet.

Highlights Subsequent to March 31, 2022
•Collected approximately 100% of contractual rent due in April.
•Signed two lease renewals for an aggregate of approximately 225,000 square feet with remaining lease terms of approximately 7.7 years.

Management Commentary

Michael J. Escalante, GRT's Chief Executive Officer commented, “We are pleased with our overall results for the first quarter, which saw our diversified portfolio continue to generate consistent performance, despite ongoing macroeconomic headwinds from COVID-19 and inflation. Our portfolio’s economic occupancy of 93.4% at quarter-end was only slightly below prior quarter-end, due mostly to a lack of office tenant demand. Our office and industrial assets are experiencing divergent prospects, reflecting broader industry trends, especially since the onset of the pandemic. Specifically, favorable trends from e-commerce and supply chain on-shoring are generating record leasing velocity and investor demand for industrial properties, whereas the office sector faces a more challenging environment marked by tepid leasing activity as companies remain uncertain about back-to-office plans, future space needs and their long-term growth prospects.”

Mr. Escalante added, "The Board of Directors and management continue to actively evaluate all strategic opportunities, balancing the dual objectives of providing as much liquidity as possible amid the current capital markets environment while maximizing stockholder value.”

Results for the Quarter Ended March 31, 2022

Revenue
Total revenue grew 14.6% to approximately $116.2 million for the quarter ended March 31, 2022, an increase of $14.8 million compared to the same quarter last year. The growth was primarily attributable to $15.2 million of rental income in connection with the acquisition of CCIT II.

Net Income (Loss)
Net income attributable to common stockholders was approximately $0.2 million, or zero per basic and diluted share, for the quarter ended March 31, 2022, compared to a net loss attributable to common stockholders of approximately $(4.8) million, or $(0.02) per basic and diluted share, for the quarter ended March 31, 2021.

AFFO
AFFO was approximately $55.2 million and $45.9 million, or $0.15 per basic and diluted share, for the quarter ended March 31, 2022 and 2021, respectively. Consistent with total revenue, the increase was primarily attributable to assets acquired in connection with the acquisition of CCIT II, offset by lower termination income as compared to the same quarter last year.

Adjusted EBITDA
Adjusted EBITDA, as defined per the Company's credit facility agreement, was approximately $77.0 million for the quarter ended March 31, 2022. This resulted in fixed charge and interest coverage ratios of 3.3x and 3.9x, respectively, for the quarter.

Leasing Activity
The Company signed one new lease totaling approximately 18,100 square feet and one lease renewal for approximately 6,100 square feet.

Consolidated Financial Statistics
The Company's Net Debt was approximately $2.5 billion. Our Net Debt to Normalized EBITDAre and Net Debt plus Preferred to Normalized EBITDAre were 7.3x and 7.7x, respectively. The ratio of consolidated debt, less cash and cash equivalents, to total real estate, was 42.3%.

As of March 31, 2022, the Company's weighted average loan maturity was 3.5 years with 70% of the loan balance having a fixed interest rate, including the effect of interest rate swaps. Approximately 40% of the Company's consolidated debt was secured and approximately 60% was unsecured.

Portfolio Overview as of March 31, 2022
•Enterprise value was approximately $5.7 billion.2
•Weighted average remaining lease term was approximately 6.1 years with approximately 2.0% average annual contractual rent growth for the remainder of the existing term.
•The portfolio was 93.9% leased, and the economic occupancy was 93.4%.
•Economic occupancy for the industrial and office portfolios was 100% and 90%, respectively.
•86.4% of the Company's annualized base rents3 are subject to annual escalations that average approximately 2.0%, and over 98.6% is subject to periodic increases.
•Approximately 66.6% of the portfolio’s annualized base rents were generated by investment grade companies.4

An overview of GRT's portfolio is provided in the accompanying Portfolio Snapshot.

About Griffin Realty Trust, Inc.
Griffin Realty Trust, Inc. – America's Blue-Chip LandlordTM – is an internally managed, publicly-registered, non-traded REIT. The Company owns and operates a geographically-diversified portfolio of strategically-located, high-quality, corporate office and industrial properties that are primarily net leased to single tenants that the Company has determined to be creditworthy. The Company's portfolio, as of March 31, 2022, consisted of 121 office and industrial properties (144 buildings), totaling 29.2 million in rentable square feet, located in 26 states, representing a total enterprise value of approximately $5.7 billion.

Additional information is available at www.grtreit.com.

Contact:
Investor Services
800-679-2112

Media Contact:
Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko/Andrew Siegel/Kara Sperry
212-355-4449

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this press release reflect the Company's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the continued severity, duration, transmission rate and geographic spread of COVID-19 in the United States, the speed of the vaccine roll-out, effectiveness and willingness of people to take COVID-19 vaccines, the duration of associated immunity and their efficacy against emerging variants and mutations of COVID-19, the extent and effectiveness of other containment measures taken, and the response of the overall economy, the financial markets and the population, particularly in areas in which we operate and with respect to occupancy rates, rent deferrals and the financial condition of GRT’s tenants; general financial and economic conditions; statements about the benefits of the merger involving GRT and CCIT II and statements that address operating performance, events or developments that GRT expects or anticipates will occur in the future, including but not limited to statements regarding anticipated synergies and general and administrative expense savings in the merger, future financial and operating results, plans, objectives, expectations and intentions, expected sources of financing, anticipated asset dispositions, anticipated leadership and governance, creation of value for stockholders, benefits of the merger to customers, employees, stockholders and other constituents of the combined company, the integration of GRT and CCIT II, cost savings related to the merger and other non-historical statements; risks related to the disruption of management’s attention from ongoing business operations due to the merger; our net asset value ("NAV") per share and whether and on what timing our board of directors will determine to recommence the publishing of it; whether and by how much our NAV per share upon such recommencement will be materially different than our most recent published NAV per share; the availability of suitable investment, redevelopment or disposition opportunities; our use of leverage; changes in interest rates; the availability and terms of financing; market conditions; legislative and regulatory changes that could adversely affect the business of GRT; our future capital expenditures and distributions (including the amount and nature thereof), business strategies, our net sales, gross margin, operating expenses, operating income, net income, cash flow, financial condition, impairments, expenditures, capital structure, organizational structure, and other developments and trends of the real estate industry and other factors, including those risks disclosed in Part I, Item 1A. “Risk Factors” filed with the U.S. Securities and Exchange Commission. The Company cautions investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures it makes concerning risks. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this press release. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
______________________________
1 FFO, as described by the National Association of Real Estate Investment Trusts ("NAREIT"), is adjusted for redeemable preferred distributions. Additionally, the Company uses AFFO as a non-GAAP financial measure to evaluate its operating performance. FFO and AFFO have been revised to include amounts available to both common stockholders and limited partners for all periods presented.
2 Enterprise value includes the outstanding debt balance (net of cash and cash equivalents) (excluding deferred financing costs and premium/discounts), plus unconsolidated debt - pro rata share, plus preferred equity, plus total outstanding shares multiplied by the NAV per share. Total outstanding shares includes limited partnership units issued and shares issued pursuant to the Company's distribution reinvestment plan, net of redemptions.
3 Annualized base rents or “ABR” means the annualized contractual base rents before abatements and base year operating expenses as of March 31, 2022, unless otherwise specified, multiplied by 12 months. For properties in our portfolio that had rent abatements as of March 31, 2022, we used the monthly contractual base rent payable following expiration of the abatement. For our gross modified leases, we deduct base year operating expenses to arrive at ABR.
4 Investment-grade companies means companies (e.g., a tenant or a guarantor or non-guarantor parent of a tenant) that have received an investment grade credit rating from a Nationally Recognized Statistical Rating Organization (“NRSRO”) approved by the U.S. Securities and Exchange Commission (e.g., Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a company with a non-NRSRO credit rating (e.g., Bloomberg’s default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs; moreover, because GRT provides credit ratings for some companies that are non-guarantor parents of Company's tenants, such credit ratings may not be indicative of the creditworthiness of the relevant tenants. Approximately 66.6% of the portfolio's ABR was generated by investment-grade companies; 61.0% generated from companies with a NRSRO credit rating; and the remaining 5.6% from companies with a non-NRSRO credit rating that the Company believes is generally equivalent to an NRSRO investment grade rating. Bloomberg’s default risk rating is an example of a non-NRSRO rating.

GRIFFIN REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$184,209	$168,618
Restricted cash	19,094	17,522
Real estate:
Land	584,291	584,291
Building and improvements	4,107,554	4,104,782
Tenant origination and absorption cost	876,324	876,324
Construction in progress	3,081	4,763
Total real estate	5,571,250	5,570,160
Less: accumulated depreciation and amortization	(1,044,790)	(993,323)
Total real estate, net	4,526,460	4,576,837
Intangible assets, net	41,784	43,100
Deferred rent receivable	112,195	108,896
Deferred leasing costs, net	43,422	44,505
Goodwill	229,948	229,948
Due from affiliates	276	271
Right of use asset	40,362	39,482
Interest rate swap asset	17,133	3,456
Other assets	35,435	40,382
Total assets	$5,250,318	$5,273,017
LIABILITIES AND EQUITY
Debt, net	$2,531,067	$2,532,377
Restricted reserves	8,465	8,644
Interest rate swap liability	4,926	25,108
Distributions payable	12,393	12,396
Due to affiliates	2,532	2,418
Intangible liabilities, net	29,175	30,626
Lease liability	52,088	50,896
Accrued expenses and other liabilities	103,669	109,121
Total liabilities	2,744,315	2,771,586
Perpetual convertible preferred shares	125,000	125,000
Noncontrolling interests subject to redemption; 556,099 units as of March 31, 2022 and December 31, 2021	4,671	4,768
Stockholders’ equity:
Common stock, $0.001 par value; 800,000,000 shares authorized; 324,715,745 and 324,638,112 shares outstanding in the aggregate as of March 31, 2022 and December 31, 2021, respectively	325	325
Additional paid-in capital	2,953,256	2,951,972
Cumulative distributions	(950,635)	(922,562)
Accumulated earnings	142,134	141,983
Accumulated other comprehensive income (loss)	12,204	(18,708)
Total stockholders’ equity	2,157,284	2,153,010
Noncontrolling interests	219,048	218,653
Total equity	2,376,332	2,371,663
Total liabilities and equity	$5,250,318	$5,273,017

GRIFFIN REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue:
Rental income	$116,189	$101,355
Expenses:
Property operating expense	15,043	14,445
Property tax expense	10,033	9,679
Property management fees to non-affiliates	1,039	981
General and administrative expenses	9,523	9,469
Corporate operating expenses to affiliates	510	625
Impairment provision	—	4,242
Depreciation and amortization	52,863	44,338
Total expenses	89,011	83,779
Income before other income and (expenses)	27,178	17,576
Other income (expenses):
Interest expense	(21,666)	(20,685)
Gain (Loss) from investment in unconsolidated entities	—	8
(Loss) Gain from disposition of assets	—	(6)
Transaction expense	(2,883)	—
Other income, net	101	116
Net income (loss)	2,730	(2,991)
Distributions to redeemable preferred shareholders	(2,516)	(2,359)
Net (income) loss attributable to noncontrolling interests	(19)	569
Net income (loss) attributable to controlling interest	195	(4,781)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(44)	(43)
Net income (loss) attributable to common stockholders	$151	$(4,824)
Net income (loss) attributable to common stockholders per share, basic and diluted	$—	$(0.02)
Weighted average number of common shares outstanding, basic and diluted	324,643,183	263,046,014
Cash distributions declared per common share	$0.09	$0.09

GRIFFIN REALTY TRUST, INC.
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

Funds from Operations and Adjusted Funds from Operations
The Company's management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient.
Management is responsible for managing interest rate, hedge and foreign exchange risks. To achieve the Company's objectives, it may borrow at fixed rates or variable rates. In order to mitigate interest rate risk on certain financial instruments, if any, the Company may enter into interest rate cap agreements or other hedge instruments and in order to mitigate its risk to foreign currency exposure, if any, the Company may enter into foreign currency hedges. The Company view's fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as Funds from Operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company's performance relative to its competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Additionally, the Company uses Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate the Company's operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of stock-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-off transaction costs and other one-time transactions. FFO and AFFO have been revised to include amounts available to both common stockholders and limits partners for all periods presented.
AFFO is a measure used among the Company's peer group, which includes daily NAV REITs.  The Company also believes that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.
Management believes that AFFO is a beneficial indicator of its ongoing portfolio performance and ability to sustain its current distribution level. More specifically, AFFO isolates the financial results of the Company's operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or the Company's future ability to pay distributions. By providing FFO and AFFO, the Company presents information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.
For all of these reasons, the Company believes the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of the Company's real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of the Company's cash available to fund distributions since other uses of cash, such as capital expenditures at the Company's properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if the Company does not continue to operate under its current business plan as noted above. AFFO is useful in assisting management and investors in assessing the Company's ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete. However, FFO and AFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and the Company may have to adjust the calculation and characterization of this non-GAAP measure.

Our calculation of FFO and AFFO is presented in the following table for the three months ended March 31, 2022 and 2021 (dollars in thousands, except per share amounts):

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$2,730	$(2,991)
Adjustments:
Depreciation of building and improvements	32,093	26,546
Amortization of leasing costs and intangibles	20,858	17,863
Impairment provision	—	4,242
Loss (Gain) from disposition of assets	—	6
Equity interest of gain on sale - unconsolidated entities	—	(8)
FFO	55,681	45,658
Distribution to redeemable preferred shareholders	(2,516)	(2,359)
FFO attributable to common stockholders and limited partners	$53,165	$43,299
Reconciliation of FFO to AFFO:
FFO attributable to common stockholders and limited partners	$53,165	$43,299
Adjustments:
Revenues in excess of cash received, net	(3,298)	(451)
Amortization of share-based compensation	1,757	1,713
Deferred rent - ground lease	517	516
Unrealized loss (gain) on investments	90	(6)
Amortization of above/(below) market rent, net	(414)	651
Amortization of debt premium/(discount), net	101	101
Amortization of ground leasehold interests	(89)	(72)
Amortization of other intangibles	368	127
Write-off of transaction costs	18	33
Employee separation expense	70	—
Transaction expense	2,883	—
AFFO available to common stockholders and limited partners	$55,168	$45,911
FFO per share, basic and diluted	$0.15	$0.15
AFFO per share, basic and diluted	$0.15	$0.16

Weighted-average common shares outstanding - basic EPS	324,643,183	263,046,014
Weighted-average OP Units	31,838,889	31,838,889
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	356,482,072	294,884,903

GRIFFIN REALTY TRUST, INC.
Net Debt as of March 31, 2022
(Unaudited; dollars in thousands)

Net Debt is defined as the Company's consolidated debt, net, plus unamortized deferred financing costs and discounts, net, less the Company's unrestricted cash and cash equivalents. Net debt plus Perpetual Convertible Preferred Shares is defined as Net debt plus the Company's perpetual convertible preferred shares. The Company's management believes both of these are useful metrics for analyzing the Company's level of indebtedness as unrestricted cash and cash equivalents could potentially be used to pay down a portion of the Company's outstanding debt.

Amount
Debt, net (as reported)	$2,531,067
Add: unamortized deferred financing costs and discounts, net	8,249
Total consolidated debt	2,539,316
Less: Cash & cash equivalents - excl. restricted	(184,209)
Net debt	2,355,107
Perpetual convertible preferred shares	125,000
Net debt plus perpetual convertible preferred shares	$2,480,107

GRIFFIN REALTY TRUST, INC.
Normalized EBITDAre & Adjusted EBITDA
(Unaudited; dollars in thousands)

The Company uses Normalized EBITDAre as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDAre, as defined by the Company, represents EBITDAre (as defined by NAREIT), modified to exclude nonroutine items such as acquisition-related expenses, employee separation expenses and other non-routine costs. Normalized EBITDAre also omits the Normalized EBITDAre impact of properties sold during the period and extrapolates the operations of acquired properties to estimate a full quarter of ownership. Management believes these adjustments to reconcile to Normalized EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, Normalized EBITDAre should not be considered as an alternative to net income, as computed in accordance with GAAP. Normalized EBITDAre may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA, as defined in the Company's credit facility agreement, is calculated as net income before interest, taxes, depreciation and amortization (EBITDA), plus acquisition fees and expenses, asset and property management fees, straight-line rents and in-place lease amortization for the period, further adjusted for acquisitions that have closed during the quarter and certain reserves for capital expenditures. The Company believes that Adjusted EBITDA is helpful to investors as a supplemental measure of the Company's operating performance as a real estate company because it is a direct measure of the actual operating results of the Company's properties.

	Three Months Ended March 31,
	2022	2021
Reconciliation of EBIDTA/EBIDTAre/Normalized EBIDTAre/Adjusted EBIDTA:
Reconciliation of Net income (loss) to EBITDAre
Net income (loss)	$2,730	$(2,991)
Depreciation and amortization	52,863	44,338
Interest expense	21,666	20,685
EBITDA	77,259	62,032
Loss/(Gain) on disposition of assets	—	6
Impairment provision	—	4,242
EBITDAre	77,259	66,280
Adjustment for acquisitions and dispositions	—	12,378
Write-off of transaction costs	18	33
Employee separation expense	70	—
Transaction expense	2,883	—
Normalized EBITDAre	80,230	78,691
Reconciliation of Normalized EBITDAre to Adjusted EBITDA (per the credit facility)
Amortization of deferred financing costs	791	779
Amortization of debt premium/(discount), net	101	101
Amortization of above/(below) market rent, net	(414)	651
Income taxes	331	273
Amortization of Other Intangibles	368	127
Property management fees to non-affiliates	1,039	981
Deferred rent	(2,782)	65
Equity percentage of net loss for the Parent’s non-wholly owned direct and indirect subsidiaries	—	(8)
Equity percentage of EBITDA for the Parent’s non-wholly owned direct and indirect subsidiaries	—	20
Adjustment to interest	(1,636)	(1,068)
Adjustment for write-off of transaction costs	(18)	(33)
Reversal of adjustment for acquisitions and disposition	—	(12,378)
Less: Capital reserves	(964)	(1,009)
Adjusted EBITDA (per credit facility agreement)	$77,046	$67,192

GRIFFIN REALTY TRUST

Portfolio Snapshot

Data as of March 31, 2022

Total Enterprise Value	$5.7 billion
Properties	121
Portfolio Size (Square Feet)	29.2 million
Office/Industrial[1]	84%/16%
Annualized Base Rents	$362.7 million
Portfolio Economic Occupancy[2]	93.4%
Weighted Average Remaining Lease Term (WALT)[1]	6.1 years
IG Tenants %[3]	66.6%
Weighted Average Credit Rating[4]	BBB
Average Annual Rent Escalations[5]	2.0%
Consecutive Monthly Distributions Paid to Investors	155
S&P 500 Members in Our Portfolio	49
Consolidated Debt, Less Cash and Cash Equivalents, to Total Real Estate	42.3%

Investment Grade Rating[3]	% of ABR
Tenant	38.1%
Guarantor	10.3
Tenant/Guarantor	48.4
Parent	18.2
Total Investment Grade	**66.6%**

Top Tenants	Rating[6]	% of ABR[1]	WALT
Amazon.com, Inc.	AA	4.5%	9.6
Keurig Dr. Pepper, Inc.	BBB	3.1%	7.6
General Electric Company	BBB+	3.1%	3.4
Wood Group USA, Inc.	HY3[7]	2.8%	3.5
Southern Company Services, Inc.	BBB+	2.5%	22.0
McKesson Corporation	BBB+	2.5%	6.3
Cigna Corporation	A-	2.5%	2.0
LPL Holdings, Inc.	BB+	2.3%	14.6
Freeport Minerals Corporation	Baa2[8]	2.1%	5.1
State Farm Mutual Automobile Insurance Company	AA	2.1%	1.8
Total/Weighted Average		**27.4%**	**7.7**

Tenant Profile	Statistics
Number of Tenants	130
Average Square Footage Leased per Tenant	209,410
Average Annual Net Rent PSF – Office	$16.71
Average Annual Net Rent PSF –Industrial	$5.20

Rent Growth	% of ABR[1]	Wtd. Avg. Annual Growth Rate
Annually	86.4%	2.1%
Every 5 Years	8.3	1.3
Other Frequencies	3.9	1.6
No Escalations	1.4	--
Portfolio Total/Weighted Average	**100%**	**2.0%**

ENDNOTES:

1. Based on annualized base rents ("ABR"), which we define as the contractual base rent before abatements as of March 31, 2022, unless otherwise specified, multiplied by 12 months. For properties in our portfolio that had rent abatements as of March 31, 2022, we used the monthly contractual base rent payable following expiration of the abatement. For our gross and modified gross leases, we deduct base year operating expenses to arrive at ABR.
2. Excludes leases signed but not yet commenced.
3. Investment grade designations are those of either tenants, guarantors and/or non-guarantor parents with investment grade ratings or what management believes are generally equivalent ratings.
4. Weighted average credit rating of are those tenants, guarantors and/or non-guarantor parents that are rated by a third party and using what management believes are generally equivalent ratings. Management can provide no assurance that its assessment of the comparability of the ratings methodology and scale of its third party rating organizations is indicative of the weighted average credit rating that a single ratings agency would determine in the event that it rated each tenant in our portfolio. Additionally, certain of the tenants in our portfolio and included in our weighted average credit rating are rated only by third parties that are not classified as Nationally Recognized Statistical Rating Organizations ("NRSRO") approved by the U.S. Securities and Exchange Commission and such third parties may use methodologies that are different and less rigorous those applied by NRSROs.
5. Weighted average annual rental increase is based on contractual rent increases in the remaining term of each lease, and excludes leases with remaining lease term of 12 months or less as of March 31, 2022.
6. Represents S&P ratings, at http://www.spgglobal.com, of tenants, guarantors or non-guarantor parent entities, unless otherwise noted as of March 31, 2022.
7. Represents a rating issued by Bloomberg services.
8. Represents a rating issued by Moody's at http://www.moodys.com.

GRT | GRIFFIN REALTY TRUST

1520 E. Grand Ave, El Segundo, CA 90245
310.606.3200 | grtreit.com

Important Risk Disclosures

This fact sheet contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this fact sheet reflect the Company's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: statements about the benefits of the merger involving GRT and CCIT II and statements that address operating performance, events or developments that GRT expects or anticipates will occur in the future, including but not limited to statements regarding anticipated synergies and general and administrative expense savings in the merger, future financial and operating results, plans, objectives, expectations and intentions, expected sources of financing, anticipated asset dispositions, anticipated leadership and governance, creation of value for stockholders, benefits of the merger to customers, employees, stockholders and other constituents of the combined company, the integration of GRT and CCIT II, cost savings related to the merger and other non-historical statements; risks related to the disruption of management's attention from ongoing business operations due to the merger; the availability of suitable investment or disposition opportunities; changes in interest rates; the availability and terms of financing; the impact of the COVID-19 pandemic on the operations and financial condition of GRT and the real estate industries in which it operates, including with respect to occupancy rates, rent deferrals and the financial condition of GRT's tenants; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; market conditions; legislative and regulatory changes that could adversely affect the business of GRT; our future capital expenditures, distributions and acquisitions (including the amount and nature thereof), business strategies, the expansion and growth of our operations, our net sales, gross margin, operating expenses, operating income, net income, cash flow, financial condition, impairments, expenditures, capital structure, organizational structure, and other developments and trends of the real estate industry, and other factors, including those risks disclosed in Part I, Item 1A. "Risk Factors" and Part II, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's most recent Annual Report on Form 10-K and Part I, Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Part II, Item 1A. "Risk Factors" of the Company's Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. Such statements are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, military actions, and terrorist attacks, epidemics and pandemics, including the outbreak of COVID-19 and its impact on the operations and financial condition of us and the real estate industries in which we operate. The Company cautions investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures it makes concerning risks. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this fact sheet. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.